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                                                   Exhibit 24.1











                CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 22, 1994 on our audits of the consolidated financial statements and financial statement schedules of Ionics, Incorporated as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which reports are included in or incorporated by reference in the 1993 Annual Report on Form 10-K of Ionics, Incorporated.






                                 COOPERS & LYBRAND



Boston, Massachusetts
June 23, 1994



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